THE INCOME FUND OF AMERICA, INC.
     One Market, Steuart Tower, Suite 1800, San Francisco, California 94105
                                 (415) 421-9360



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JANET A. MCKINLEY, Chairman and PEO, and DAYNA G. YAMABE, Treasurer of The Income Fund of America, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended July 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

THE INCOME FUND OF AMERICA, INC.            THE INCOME FUND OF AMERICA, INC.


/s/ Janet A. McKinley                       /s/ Dayna G. Yamabe
Janet A. McKinley, Chairman                 Dayna G. Yamabe, Treasurer


Date:  October 1, 2003                      Date: October 1, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE INCOME FUND OF AMERICA, INC. and will be retained by THE INCOME FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.